UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

LIFEWAY FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	000-17363	36-3442829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6431 Oakton Street Morton Grove, Illinois	60053
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq Global Market
Preferred Stock Purchase Rights	None	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2025, the board of directors (the “Board”) of Lifeway Foods, Inc., an Illinois corporation (the “Company”), approved and adopted, and on October 29, 2025, the Company and Computershare Trust Company, N.A., as rights agent (and any successor rights agent, the “Rights Agent”), entered into, that certain Amendment No. 1 to Shareholder Rights Agreement (the “Amendment”), which amends the shareholder rights agreement, dated as of November 4, 2024 (the “Rights Agreement”), by and between the Company and the Rights Agent. Capitalized terms used, but not defined, below have the meanings given to such terms in the Rights Agreement.

The Rights Agreement was originally scheduled to expire at the Close of Business on November 4, 2025. On October 29, 2025, the Company and the Rights Agent entered into the Amendment, which extended the Final Expiration Time to the Close of Business on October 29, 2026 (and made other conforming changes to the Rights Agreement).

The Board determined to extend the Rights Agreement based on its belief that the Company and its shareholders remain vulnerable to the acquisition of actual or de facto control by one or more shareholders without paying a control premium to the Company’s other shareholders. In particular, the Board noted the Company’s highly concentrated share ownership, which could enable a shareholder or group of shareholders to gain de facto control if additional shares are acquired or if other large holders dispose of their shares. In addition, the Board noted the potential for a substantial number of shares of Company common stock to become available for sale in the near term under the Company’s existing agreements and registration obligations, which could increase the likelihood of an accumulation of control without fair compensation to all shareholders.

The Rights Agreement is intended to ensure that all Company shareholders have the opportunity to realize the full value of their investment and to protect against tactics that could result in any person or group gaining actual or de facto control of the Company without paying other Company shareholders a premium for that control.

The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement and the Amendment, which are filed as Exhibit 4.1 to the Company’s Form 8-A filed on November 5, 2024 and Exhibit 4.2 to the Company’s Amendment No. 1 to Form 8-A filed on October 29, 2025, respectively, and which are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release announcing the adoption of the Amendment. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference. The information under Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing regardless of any general incorporation language in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, dated November 4, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on November 14, 2024)
4.1	Shareholder Rights Agreement, dated as of November 4, 2024, by and between the Company and Computershare Trust Company, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on November 5, 2024)
4.2	Amendment No. 1 to Shareholder Rights Agreement, dated as of October 29, 2025, by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A, filed on October 29, 2025)
99.1	Press Release issued by the Company on October 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.

Date: October 29, 2025	By:	/s/ Julie Smolyansky
		Name:	Julie Smolyansky
		Title:	Chief Executive Officer and Secretary